Exhibit 10.42

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

EXCLUSIVE LICENSE AGREEMENT

Re: BCM BLG #[***], Entitled “Chimeric Defense Receptors (CDRs) for the Selective Targeting of Pathogenic T Cells”

This Exclusive License Agreement (hereinafter called “Agreement”), to be effective as of the 17th day of April, 2020 (hereinafter called "Agreement Date"), is by and between Baylor College of Medicine (hereinafter called “BCM”), a Texas nonprofit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030, and Fate Therapeutics, Inc., a corporation organized under the laws of Delaware and having a principal place of business at 3535 General Atomics Court, Suite 200, San Diego, California 92121, and its Affiliates (hereinafter, collectively referred to as “LICENSEE”).

WITNESSETH:

WHEREAS, BCM's mission is to advance human health through the integration of education, research, patient care and community service; and

WHEREAS, BCM is the owner of the Patent Rights as defined below; and

WHEREAS, BCM is willing to grant a royalty bearing, worldwide, exclusive field-limited license to the Patent Rights to LICENSEE on the terms set forth herein; and

WHEREAS, LICENSEE desires to obtain said exclusive field-limited license under the Patent Rights.

NOW, THEREFORE, for and in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto expressly agree as follows:

1. DEFINITIONS AS USED HEREIN

1.1 The term "Affiliates" shall mean any corporation, partnership, joint venture or other entity which LICENSEE, directly or indirectly, owns or controls by LICENSEE’s ownership of at least fifty percent (50%) of the entity’s common stock or other ownership or which is under common control with LICENSEE.

1.2 The term "Confidential Information" shall mean any proprietary and secret ideas, proprietary technical information, know-how and proprietary commercial information or other similar proprietary information that are owned by the disclosing Party. The term “Confidential Information” is further defined in Section 18 below.

1.3 The term “Developers” shall mean [***], [***], and [***], each employees of BCM.

1.4 The term "Field" shall mean iPSC-derived cell products.

1.5 The term “Legal Costs” shall mean all legal fees and expenses, filing or maintenance fees, assessments and all other costs and expenses related to prosecuting, obtaining and maintaining patent protection on the Patent Rights in the United States and foreign countries.

1.6 The term "Licensed Product(s)" shall mean any therapeutic product in the Field where the making, use, sale, offer to sell, or importation of such product in a country would, but for the license granted by BCM to LICENSEE, infringe one or more Valid Claims in such country.

1.7 The term "Net Sales" shall mean the revenue received for sales or transfers of Licensed Products to end users by LICENSEE or Sublicensee(s) or by LICENSEE’s wholesaler(s) or distributor(s), less:

(i)
customary trade, quantity or cash discounts and rebates to the extent actually allowed and taken, including without limitation credits, charge-back payments, allowances, and cash and quantity discounts;
(ii)
amounts repaid or credited to customers by reason of rejections or returns of the sale or transfer of the relevant Licensed Product;
(iii)
to the extent billed on purchase orders, invoices or other documents of sale, taxes and/or other governmental charges (except filing fees) which are actually paid by or on behalf of LICENSEE or Sublicensees for the production, sale, transportation, delivery or use of a Licensed Product; and
(iv)
reasonable charges for freight, postage, shipping, delivery, insurance and transportation of Licensed Products to customers through the use of third party delivery or transportation services, if separately stated.

Upon request, LICENSEE shall provide reasonable documentation to BCM in support of such deductions.

The term "Net Sales" in the case of non-cash sales, shall mean the fair market value of all equivalent or other consideration received by LICENSEE or Sublicensees for the sale or transfer of Licensed Products to end users.

For clarity, if LICENSEE sells or transfers Licensed Products to a distributor or wholesaler Net Sales are to be calculated on that party’s sale to an end user NOT on LICENSEE’s sale or transfer price to that party.

1.8 The term “Party” shall mean either LICENSEE or BCM, and "Parties" shall mean LICENSEE and BCM.

1.9 The term “Patent Rights” shall mean United States Patent Application Serial No. [***], entitled “[***],” filed [***], and any United States patent which issues from any such pending applications and any and all divisions, reissues, re-examinations, renewals, continuations, continuations-in-part to the extent the claims are entitled to the priority date of the aforementioned patent application, and extensions thereof, and all other counterpart, pending or issued patents in all other countries. Patent Rights shall specifically include the patents and/or patent applications identified in Appendix A.

1.10 The term “Sublicensee” shall mean any third party other than an Affiliate to which LICENSEE grants a sublicense under a Patent Right.

1.11 The term "Sublicensing Revenue" shall mean all (i) cash, (ii) sublicensing fees, and (iii) all other payments and the cash equivalent thereof, which are paid to LICENSEE by the Sublicensees in consideration of a grant of a Sublicense under the Patent Rights to the Sublicensee, but excluding the following:

(a)
[***];
(b)
[***];
(c)
[***];
(d)
[***];
(e)
[***];
(f)
[***];
(g)
[***]; and
(h)
[***].

In the event that rights or obligations in addition to the Patent Rights are licensed or sublicensed by LICENSEE, LICENSEE will equitably apportion any consideration received by LICENSEE in consideration of the Sublicense under the Patent Rights, which shall be included in Sublicensing Revenue as applicable, and any consideration received by LICENSEE in consideration of other rights and obligations, which shall not be included in Sublicensing Revenue, and LICENSEE shall provide reasonable documentation to BCM in support of such apportionment. In the event BCM disagrees with the determination made by LICENSEE, BCM shall so notify LICENSEE within [***] days of receipt of LICENSEE’s determination and the parties shall meet to discuss and resolve such disagreement in good faith.

1.12 The term “Valid Claim” means (i) any pending claim of a pending patent application within the Patent Rights which patent application has not been pending for more than [***] years and which has not been abandoned or finally rejected without the right of refiling or appeal (or which has not been refiled or appealed within the applicable time period), or (ii) any claim from an issued and unexpired patent included within the Patent Rights which has not been (a) revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is final and unappealable or unappealed within the time allowed for appeal, or (b) admitted to be invalid, unpatentable, or unenforceable or lost through an interference, reexamination, or reissue proceeding. For clarity with respect to (i): any pending claim of a pending patent application within the Patent Rights which has been pending for more than [***] years and later issues, shall be a Valid Claim upon issuance.

2. GRANT OF LICENSE

2.1 License Grant. Subject to the reservations of rights set forth in Section 2.2, BCM hereby grants to LICENSEE an exclusive, worldwide, sublicensable license under the Patent Rights to make, have made, use, market, sell, offer to sell, lease and import Licensed Products in the Field.

2.2 Restrictions on License. The grant in Section 2.1 shall be further subject to, restricted by and non-exclusive with respect to:

(i) the making or use of the Subject Technology and Patent Rights by BCM for non-commercial research, patient care, teaching and other educationally related purposes;

(ii) the making or use of the Subject Technology and Patent Rights by the Developers for non-commercial research purposes at academic or research institutions;

(iii) any non-exclusive license of the Subject Technology and/or Patent Rights that BCM grants to other academic or research institutions for non-commercial research purposes;

(iv) the making or use of the Subject Technology and Patent Rights by academic and research institutions for non-commercial research purposes; and

(v) any non-exclusive license of the Subject Technology and/or Patent Rights that BCM is required by law or regulation to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America.

2.3 Government Reservation. Rights under this Agreement are subject to rights required to be granted to the Government of the United States of America pursuant to 35 USC Section 200-212, including a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject inventions throughout the world.

3. DILIGENCE

LICENSEE shall use reasonable efforts, as defined herein, to introduce Licensed Products into the commercial market as soon as practicable. Such efforts shall include, but not be limited to:

(i)
[***];

(ii)
[***];

(iii)
[***];

(iv)
[***]; and

(v)
[***].

In addition, LICENSEE shall have a right to extend the diligence timelines above by one year for a one-time payment of [***] U.S. dollars ($[***] USD). Any further request for extension will be at BCM’s sole discretion.

4. PAYMENTS

4.1 License Execution Fee. As partial consideration for the rights conveyed by BCM under this Agreement, LICENSEE shall pay BCM a non-refundable license fee of [***] U.S. dollars ($[***] USD). Such payment shall be due upon execution of this Agreement and delivered to BCM in accordance with the invoice instructions provided below.

4.2 Responsibility for Legal Costs. In addition to the foregoing license execution fee, LICENSEE shall reimburse BCM for all Legal Costs incurred prior to execution of this Agreement. Such payment shall be due within [***] days of receipt of invoice from BCM. Additionally, LICENSEE will be responsible for its share of Legal Costs incurred after the Agreement Date, pro rata based on the number of other licensees, provided that the share allocated to LICENSEE shall not exceed [***] percent ([***]%) of the aggregate of such Legal Costs.

4.3 Royalty on Net Sales. In addition to the foregoing, on a Licensed Product-by-Licensed Product and country-by-country basis, LICENSEE shall pay BCM a royalty of [***] percent ([***]%) of Net Sales of a Licensed Product covered by a Valid Claim in the country of sale until the expiration date of the last to expire patent in the Patent Rights covering the Licensed Product in such country of sale. Collectively, the royalty payments that are the subject of this Section 4.3 are termed “Royalties” for purposes of this Agreement and shall be due and payable as provided in Section 5 and delivered to BCM in accordance with the invoice instructions provided below.

4.4 Minimum Royalty. Beginning on the fourth (4th) anniversary of the Agreement Date and each anniversary thereafter, LICENSEE shall pay to BCM a minimum annual royalty of [***] U.S. dollars ($[***] USD). Such minimum annual royalties shall be fully creditable against Royalties due [***].

4.5 Milestone Payments. LICENSEE shall also pay BCM the following milestone payments set forth below:

(i)
[***] U.S. dollars ($[***] USD) upon the [***];

(ii)
[***] U.S. dollars ($[***] USD) upon the [***];

(iii)
[***] U.S. dollars ($[***] USD) upon [***];

(iv)
[***] U.S. dollars ($[***] USD) upon [***]; and

(v)
[***] U.S. dollars ($[***] USD) upon [***].

LICENSEE shall notify BCM in writing within [***] days upon the achievement of each milestone, such notice to be accompanied by payment of the appropriate milestone payment. Milestones are to be paid regardless of whether LICENSEE or LICENSEE’s Sublicensee attains such milestone. Each such milestone shall be paid per distinct Licensed Product up to three (3) distinct Licensed Products; provided that each milestone will be reduced by fifty percent (50%) for the second and third Licensed Product.

4.6 Sublicensing Revenue Payments. In the event LICENSEE sublicenses the Patent Rights under this Agreement, LICENSEE agrees to pay to BCM the following percentages of all Sublicensing Revenue received by LICENSEE.

(i)
[***] percent ([***]%) for any sublicense agreement that is executed before [***]; or

(ii)
[***] percent ([***]%) for any sublicense agreement that is executed after [***].

4.7 Royalty Stacking. If LICENSEE pays royalties to a third party for intellectual property rights necessary to practice the Patent Rights or to manufacture, use or sell a Licensed Product(s), then LICENSEE may credit [***] percent ([***]%) of the third party royalties paid against the Royalties otherwise due to BCM for the Net Sales under Section 4.3 above; provided, however that the Royalties paid to BCM for the Net Sales shall not be less than [***] percent ([***]%) of those otherwise due under Section 4.3 above.

Such reduction of Royalties allowed hereunder shall apply on [***] basis with no carryover of third-party royalty balance from [***] to [***].

4.8 Combination Products. When LICENSEE uses royalty-bearing or patented components licensed by third parties to LICENSEE and not licensed by BCM hereunder (“Extrinsic Licensed Product”) to form a product that is a combination of Licensed Products and Extrinsic Licensed Product (“Combination Product”), the Royalties payable by LICENSEE to BCM shall be based upon a ratio equaling the following: (A/A+B) x (the actual Net Sales of the Combination Product) where “A” is the Net Sales price of the Licensed Product and “B” is the sum of the Net Sales prices of all Extrinsic Licensed Products, subject to the following: (i) if the Licensed Product and Extrinsic Licensed Product components are not sold separately (and thus Net Sales are not available), “A” in the formula shall be LICENSEE’s collective manufacturing costs for such Licensed Product used in the Combination Product and “B” shall be LICENSEE’s manufacturing cost for such Extrinsic Licensed Product used in the Combination Product; (ii) the manufacturing cost of each included product manufactured by LICENSEE shall be LICENSEE’s fully allocated production costs; provided that such fully allocated costs shall be determined by using LICENSEE’s standard accounting procedures; and (iii) in the event LICENSEE shall purchase Licensed Product or Extrinsic Licensed Product instead of manufacturing same, LICENSEE’s net costs for the amount of Licensed Product used in the Combination product shall be included in the formula as “A,” and LICENSEE’s net costs for the amount of Extrinsic Licensed Product used in the Combination Product shall be included in the formula as “B.” In no event shall the Royalties due for a Combination Product be less than [***] percent ([***]%) of those otherwise due under Paragraph 4.3 above.

4.9 Payment Addresses. Payments sent by check are to be made payable to “Baylor College of Medicine” and shall be sent to the address below. If payments are sent by wire transfer, they shall be sent using wiring instructions provided in Appendix C. All payments shall reference BLG number(s) [***] listed on the front page of the Agreement.

BCM Tax ID #: [***]

Baylor College of Medicine

Licensing Group

P.O. Box 301503

Dallas, Texas 75303-1503

Telephone No. [***]

Facsimile No. [***]

E-Mail [***]

Payments shall be deemed received only upon confirmation that all funds have been received by the LICENSING GROUP as referenced above. LICENSEE hereby accepts responsibility for ensuring that payment is addressed correctly.

Licensee Payment Contact. For questions about payments, BCM can contact LICENSEE at the address below:

Fate Therapeutics,Inc.

Attn: Accounting

3535 General Atomics Court, Suite 200

San Diego, CA 92121

Phone [***]

Facsimile [***]

E-Mail [***]

4.10 Payment Conditions. All payments due hereunder are payable in United States dollars. No transfer, exchange, collection or other charges, including any wire transfer fees, shall be deducted from such payments. For sales of Licensed Products in currencies other than the United States Dollar, LICENSEE shall use exchange rates published in The Wall Street Journal on the last business day of the six (6) month period that such payment is due.

4.11 Late Payments. Late payments shall be subject to a charge of [***] percent ([***]%) per month, the interest being compounded annually (provided that such per annum rate will not exceed [***] percent ([***]%)), or [***] dollars ($[***]), whichever is greater. LICENSEE shall calculate the correct late payment charge, and shall add it to each such late payment. Said late payment charge and the payment and acceptance thereof shall not negate or waive the right of BCM to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment.

5. REPORTING

5.1 Annual Progress Report. No later than [***] days after [***], LICENSEE shall provide to BCM a written annual progress report describing progress on all research and development and commercial activities, during [***] and plans for the forthcoming year (“Annual Progress Report”). If multiple technologies are covered by the license granted hereunder, the progress report shall provide the information set forth above for each technology. At BCM’s reasonable request, LICENSEE shall also provide any additional data BCM reasonably requires to evaluate LICENSEE’s or a direct Sublicensee’s performance.

5.2 Notification of First Sale. LICENSEE shall notify BCM of the date on which LICENSEE and the Sublicensees make a first sale of Licensed Products in each country in which it occurs within [***] days of occurrence.

5.3 Royalty reports. If any Sublicensing Revenue payment is due under Section 4.6, or any Royalty payment is due under Section 4.3 of this Agreement for a calendar quarter, LICENSEE shall submit to BCM within [***] days after the end of such quarter a written report on a form substantively similar to that provided by BCM (a current version of which is attached as Appendix B) setting forth for [***] at least the following information:

(i) [***];

(ii) [***];

(iii) [***];

(iv) [***];

(v) [***];

(vi) [***];

(vii) [***];

(viii) [***]; and

(ix) [***].

The royalty report shall be qualified as correct by an officer of LICENSEE. After termination of this Agreement, or expiration of this Agreement, LICENSEE will continue to submit royalty reports and payments due to BCM for Net Sales of Licensed Products until [***].

5.4 Payment to Accompany Royalty Reports. LICENSEE shall pay to BCM with each such royalty report the amount of Royalties and other payments due with respect to such calendar quarter. If multiple technologies are covered by the license granted hereunder, LICENSEE shall specify which Patent Rights are utilized for each Licensed Product included in the royalty report by citing the applicable BLG number listed on the front page of the Agreement.

5.5 Notification of Merger or Acquisition. In the event of acquisition, merger, change of corporate name, or change of make-up, organization, or identity, LICENSEE shall notify BCM in writing within [***] days of such event.

5.6 Entity Status. Each of FATE and BCM will monitor its respective status as a “small entity” under 37 CFR 1.27 and inform the other party should it cease to be a “small entity” under these rules. BCM agrees to apply reasonable best efforts to include this Section 5.6 into any and all future license agreements into which it enters for the Patent Rights.

6. INTENTIONALLY LEFT BLANK.

7. RECORDS AND INSPECTION

7.1 Accounting Records. LICENSEE shall maintain, and shall cause its direct Sublicensees to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to BCM in relation to this Agreement, which records shall contain sufficient information to permit BCM to confirm the accuracy of any reports delivered to BCM and compliance in other respects with this Agreement. The relevant party shall retain such records for at least [***] years following [***].

7.2 Audit by BCM. During the Term of this Agreement as defined below and for a period of [***] years thereafter, BCM or its representatives shall have the right to inspect the books and records of LICENSEE in conjunction with the performance of LICENSEE’s obligations under the terms and conditions of this Agreement. The scope of such audit and inspection activities may include the review of records supporting activities performed by LICENSEE in conjunction with its obligations under this Agreement, as well as processes and related process internal controls and support systems, the quality and accuracy of which are directly related to the performance of LICENSEE’s obligations under the terms and conditions of this Agreement. LICENSEE agrees to provide representatives of BCM reasonable access to books, records, systems and processes, and shall cooperate fully with BCM’s representatives in support of their inspection and audit activities during LICENSEE’s normal business hours. All such documents and records provided by LICENSEE or accessed by BCM or its representatives shall be treated as Confidential Information of LICENSEE and BCM agrees not to disclose to any third party, or use for any purpose other than the audit, such books and records.

7.3 Payment Deficiency. If a payment deficiency is determined, LICENSEE and its Sublicensee(s), as applicable, shall pay the outstanding amounts within [***] days of receiving written notice thereof, plus interest on such outstanding amounts as described in Section 5.

7.4 Responsibility for Audit Costs. BCM will pay for any audit done under Section 7.2. However, in the event that the audit reveals an underpayment of Royalties or fees by more than [***] percent ([***]%) for the period being audited, the cost of the audit shall be paid by LICENSEE. If the underpayment is less than [***] percent ([***]%) but more than [***] percent ([***]%) for the period being audited, LICENSEE and BCM shall each pay [***] percent ([***]%) of the cost of the audit.

8. SUBLICENSES

All sublicenses granted by LICENSEE of its rights hereunder shall be subject to the terms of this Agreement. LICENSEE shall be responsible for its Sublicensees and shall not grant any rights which are inconsistent with the rights granted to and obligations of LICENSEE hereunder. Any act or omission of a Sublicensee which would be a breach of this Agreement if performed by LICENSEE shall be deemed to be a breach by LICENSEE of this Agreement. Each sublicense agreement granted by LICENSEE shall include an audit right by BCM to audit the direct Sublicensee of the same scope as provided in Section 7 hereof with respect to LICENSEE. No such sublicense agreement shall contain any provision which would cause it to extend beyond the Term of this Agreement as defined below (except with respect to those terms and conditions which are specifically identified as surviving the termination or expiration of the Agreement). LICENSEE shall give BCM prompt notification of the identity and address of each Sublicensee with whom it concludes a sublicense agreement and shall supply BCM with a copy of each such sublicense agreement; provided that any sublicense agreement (or amendment) may be redacted to remove information that does not relate to Licensed Products. All such documents and sublicenses provided to BCM shall be treated as Confidential Information of LICENSEE.

9. PATENTS AND INFRINGEMENT

9.1 Patent Prosecution Responsibility. For the Term of this Agreement as defined below, BCM shall be responsible for filing, prosecuting and maintaining all patent applications and patents included in the Patent Rights, and LICENSEE agrees to pay all Legal Costs in accordance with Section 4.2 herein, BCM shall select outside counsel representing BCM for prosecution of the Patent Rights and such counsel, who shall be reasonably acceptable to LICENSEE, shall represent BCM in such prosecution. BCM shall instruct its patent counsel to timely invoice LICENSEE directly for LICENSEE’s share of Legal Costs in accordance with this Section 9.1. LICENSEE agrees to pay all such invoices within [***] days of receipt.

9.2 Notification of Intent Not to Pursue. In the event that LICENSEE decides not to pay its share of the costs associated with either: (i) the prosecution of the Patent Rights to issuance or (ii) maintenance of any United States or foreign issued patent on the Patent Rights, LICENSEE shall timely notify BCM in writing thereof. LICENSEE’s license under this Agreement under such patent shall immediately terminate upon the giving of such notice.

9.3 Notification of Patent Prosecution Action. BCM agrees to keep LICENSEE fully informed, at LICENSEE’s expense, of all prosecutions and other actions pursuant to this Section 9, including submitting to LICENSEE copies of all official actions and responses thereto. BCM and its outside counsel will consult with LICENSEE concerning filing, prosecution and maintenance of the Patent Rights. BCM will reasonably consider LICENSEE’s suggestions and requests regarding patent prosecution.

9.4 The Parties agree that they share a common legal interest in obtaining valid, enforceable patents and that the Parties will maintain confidential all information received pursuant to this Section 9, subject to LICENSEE's rights to use and disclose the Patent Rights as provided in this Agreement.

9.5 Infringement Procedures. During the Term of this Agreement as defined below, each Party shall promptly inform the other of any suspected infringement of any claims in the Patent Rights or the misuse, misappropriation, theft of other proprietary rights in the Patent Rights by a third party, and with respect to such activities as are suspected. Any action or proceeding against such third party shall be instituted as follows:

(i) BCM and LICENSEE may agree to jointly institute an action for infringement, misuse, misappropriation, theft or breach of confidence of the proprietary rights against such third party. Such joint action shall be brought in the names of both BCM and LICENSEE. If BCM or LICENSEE decides to jointly prosecute an action or proceeding after it has been instituted by one Party, the action shall be continued in the name or names they both agree is expedient for efficient prosecution of such action. LICENSEE and BCM shall agree to the manner in which they shall exercise control over any joint action or proceeding, providing however that if they cannot agree BCM shall have the right to unilaterally decide on control. In such joint action or proceeding, the out-of-pocket costs shall be borne equally, and any recovery or settlement shall be shared equally.

(ii) If LICENSEE does not agree to participate in a joint action or proceeding then BCM shall have the right, but not the obligation, to institute an action for infringement, misuse, misappropriation, theft or breach of confidence of the proprietary rights against such third party. If BCM does not agree to participate in a joint action or proceeding or if BCM fails to bring such an action or proceeding within a period of three (3) months after receiving notice or otherwise having knowledge of such infringement, then LICENSEE shall have the right, but not the obligation, to prosecute the same at its own expense; BCM will reasonably cooperate with LICENSEE in such action. In addition, if BCM cooperates in such action, such cooperation shall be at LICENSEE’s sole expense. Should either BCM or LICENSEE commence action under the provisions of this Section 9.5 and thereafter elect to abandon the same, it shall give timely notice to the other Party who may, if it so desires, continue prosecution of such action or proceeding. All recoveries, whether by judgment, award, decree or settlement, from infringement or misuse of Patent Rights shall be apportioned as follows: (a) the Party bringing the action or proceeding shall first recover an amount equal the costs and expenses incurred by such Party directly related to the prosecution of such action or proceeding, (b) the Party cooperating in such action or proceeding shall then recover costs and expenses incurred by such Party, if any, directly related to its cooperation in the prosecution of such action or proceeding and (c) the remainder shall be divided equally between LICENSEE and BCM.

9.6 Consent to Settle. Neither BCM nor LICENSEE shall settle any action covered by Paragraph 9.5 without first obtaining the consent of the other Party, which consent will not be unreasonably withheld.

9.7 Liability for Losses. BCM shall not be liable for any losses incurred as the result of an action for infringement brought against LICENSEE as the result of LICENSEE’s exercise of any right granted under this Agreement. The decision to defend or not defend shall be in LICENSEE’s sole discretion.

9.8 Actions Against Patent Rights. In case of claims or actions initiated by a third party to nullify or invalidate any of the Patent Rights, BCM and LICENSEE (and other licensees of the Patent Rights if such proceeding implicates claims of the Patent Rights outside the Field) shall consult in good faith regarding appropriate actions in response to such claims or proceedings. BCM shall be entitled, but not required, to take action in order to defend the Patent Rights. If BCM fails to take action to defend the Patent

Rights within [***] days of the initiation of any proceeding against the Patent Rights, or such shorter period as necessary to prevent any loss of rights, LICENSEE has the right but not the obligation, to independently pursue such defense of the Patent Rights under its own control. In such event, BCM will reasonably cooperate with LICENSEE in such action. In addition, if BCM cooperates in such action, such cooperation shall be at LICENSEE’s sole expense.

10. TERM

Unless sooner terminated as otherwise provided in Section 11, this Agreement, and the license granted herein as part of Section 2, shall expire on a country-by-country basis, upon expiration of the royalty obligations as provided in Section 4.3 hereof (“Term”). After such expiration of LICENSEE’s royalty obligations with respect to a Licensed Product in a country, LICENSEE shall have a perpetual, paid-in-full (i.e., royalty free) license in such country.

11. TERMINATION

11.1 Termination for Default. In the event of a material default or failure by LICENSEE to materially perform any of the terms, covenants or provisions of this Agreement, including failure to make timely payment, LICENSEE shall have [***] days after the giving of written notice of such material default or failure by BCM to correct such default. If such material default or failure is not corrected within the said [***] day period, BCM shall have the right, at its option, to cancel and terminate this Agreement. The failure of BCM to exercise such right of termination, for non-payment of Royalties/ fees or otherwise, shall not be deemed to be a waiver of any right BCM might have, nor shall such failure preclude BCM from exercising or enforcing said right upon any subsequent failure by LICENSEE.

11.2 Termination for Insolvency. BCM shall have the right, at its option, to cancel and terminate this Agreement in the event that LICENSEE shall (i) become involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business or (ii) make an assignment of all or substantially all of its assets for the benefit of creditors, or in the event that (iii) a receiver or trustee is appointed for LICENSEE and LICENSEE shall, after the expiration of thirty (30) days following any of the events enumerated above, have been unable to secure a dismissal, stay or other suspension of such proceedings.

11.3 Termination by Licensee. LICENSEE shall have the right in its sole discretion to terminate this Agreement upon [***] days’ written notice to BCM.

11.4 Effect of Termination. In the event of termination of this Agreement, all rights to the Patent Rights granted hereunder shall terminate and revert to BCM; provided, however, that LICENSEE may sell any inventory of Licensed Products existing on the date of termination, provided that LICENSEE continues to submit royalty reports to BCM and pays to BCM the Royalties on all such sales in accordance with Section 5.3 with respect thereto and otherwise complying with the terms of this Agreement.

11.5 Effect of Termination on Sublicensees. LICENSEE shall provide, in all sublicenses granted by it under this Agreement, that LICENSEE’s interest in such sublicenses shall, at BCM’s option, terminate or be assigned to BCM upon termination of this Agreement.

11.6 No Refund. In the event this Agreement is terminated pursuant to this Section 11, or expires as provided for in Section 10, BCM is under no obligation to refund any payments made by LICENSEE to BCM prior to the effective date of such termination or expiration.

11.7 Survival of Termination. No termination of this Agreement shall constitute a termination or a waiver of any rights of either Party against the other Party accruing at or prior to the time of such termination. The obligations of Sections 4, 5.3, 5.4, 7, 11, 13, 14, 15, 16, 17 and 18 shall survive termination of this Agreement.

12. ASSIGNABILITY

Without the prior written approval of BCM, which will not be unreasonably withheld, neither this Agreement nor the rights granted hereunder shall be transferred or assigned in whole or in part by LICENSEE to any person or entity whether voluntarily or involuntarily, by operation of law or otherwise. Notwithstanding the foregoing, LICENSEE may assign this Agreement and its rights and obligations hereunder without BCM’s consent, (i) in connection with the transfer or sale of all or substantially all of its assets or the business of LICENSEE to which this Agreement relates or (ii) to any Affiliate; so long as LICENSEE gives BCM prompt notice of such action and the successor entity or Affiliate, as the case may be, acknowledges its consent and agreement to the terms of this Agreement in writing before such assignment; and so long as such action is not entered into solely to satisfy creditors of LICENSEE. This Agreement shall be binding upon and shall inure to the benefit of the respective successors, legal representatives and assignees of each of the Parties.

13. GOVERNMENTAL COMPLIANCE

13.1 Compliance with Applicable Laws. LICENSEE shall at all times during the Term of this Agreement and for so long as it shall use the Patent Rights, or sell Licensed Products, comply and cause its Sublicensees to comply with all laws that may control the import, export, manufacture, use, sale, marketing, distribution and other commercial exploitation of the Patent Rights, Licensed Products or any other activity undertaken pursuant to this Agreement.

13.2 Requirement for U.S. Manufacture. LICENSEE agrees that Licensed Products leased or sold in the United States shall be manufactured substantially in the United States to the extent required by United States law, subject to any waivers that may be obtained by the LICENSEE or its Sublicensees in relation to such law.

13.3 Export Control Regulations. The Patent Rights are subject to, and LICENSEE agrees to comply in all respects with, U.S. law including but not limited to U.S. export controls under the Export Administration Regulations (15 C.F.R. Part 734 et seq.) and U.S. economic sanctions and embargoes codified in 31 C.F.R. Chapter V. LICENSEE agrees that LICENSEE bears sole responsibility for understanding and complying with current U.S. trade controls laws and regulations as applicable to its activities subject to this Agreement. Without limitation on the general agreement to comply set forth in the first sentence of this Section 13.3, LICENSEE agrees not to sell any goods, services, or technologies subject to this Agreement, or to release or disclose or re-export the same: (i) to any destination prohibited by U.S. law, including any destination subject to U.S. economic embargo; (ii) to any end-user prohibited by U.S. law, including any person or entity listed on the U.S. government's Specially Designated Nationals list, Denied Parties List, Debarred Persons List, Unverified List, or Entities List; (iii) to any foreign national in the U.S. or abroad without prior license if required; or (iv) to any user, for any use, or to any destination without prior license if required.

14. DISPUTE RESOLUTION

14.1 Amicable Resolution. The Parties shall attempt to settle any controversy between them amicably and in good faith. To this end, a senior executive from each Party shall consult and negotiate to reach a solution. The Parties agree that the period of amicable resolution shall toll any otherwise applicable statute of limitations.

14.2 Failure to Amicably Resolve. If the senior executives from each Party fail to meet or if the matter remains unresolved for a period of [***] days, the parties hereby irrevocably submit to the jurisdiction of a court of competent jurisdiction in [***], and, by execution and delivery of this Agreement, each (i) accepts, generally and unconditionally, the jurisdiction of such court and any related appellate court and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

14.3 Construction and Jurisdiction. This Agreement shall be deemed to be subject to, and have been made under, and shall be construed and interpreted in accordance with the laws of [***]. No conflict-of-laws rule or law that might refer such construction and interpretation to the laws of another state, republic, or country shall be considered. This Agreement is performable in part in [***], and the Parties mutually agree that personal jurisdiction and venue shall be proper in the state and federal courts situated in [***], and agree that any litigated dispute will be conducted solely in such courts.

15. NOTICES

15.1 Addresses for Notices. All notices, reports or other communication pursuant to this Agreement shall be sent to such Party via (i) United States Postal Service postage prepaid, (ii) overnight courier, or (iii) facsimile or email transmission, addressed to it at its address set forth below or as it shall designate by written notice given to the other Party. Notice shall be sufficiently made, or given and received (a) on the date of mailing or (b) when a facsimile printer reflects transmission.

In the case of BCM:

Patrick Turley

Associate General Counsel

Baylor College of Medicine

One Baylor Plaza, BCM210-600D

Houston, TX 77030

Telephone No. [***]

Facsimile No. [***]

E-Mail [***]

In the case of LICENSEE:

Fate Therapeutics, Inc,

Attn: General Counsel

3535 General Atomics Court

Telephone No. [***]

Facsimile No. [***]

E-Mail [***]

15.2 Use of Reference Number. Each such report, notice or other communication shall include BLG number(s) [***] listed on the front page of the Agreement.

16. INDEMNITY& INSURANCE

16.1 Indemnity.

(i) Each Party shall notify the other of any claim, lawsuit or other proceeding related to the PATENT RIGHTS. LICENSEE agrees that it will defend, indemnify and hold harmless BCM, its faculty members, scientists, researchers, employees, students, officers, trustees and agents and each of them (the “Indemnified Parties”), from and against any and all claims, causes of action, lawsuits or other proceedings (the “BCM Claims”) filed or otherwise instituted against any of the Indemnified Parties related directly or indirectly to or arising out of the design, process, manufacture or use by LICENSEE or SUBLICENSEES of the PATENT RIGHTS, Licensed Products or any other embodiment of the patent rights; provided, however, that such DEFENSE AND indemnity shall not apply to any BCM Claims arising from the gross negligence or intentional misconduct of any Indemnified Party. LICENSEE will also assume responsibility for all costs and expenses related to such BCM Claims for which it is obligated to indemnify the Indemnified Parties pursuant to this SECTION 16.1, including, but not limited to, the payment of all reasonable attorneys' fees and costs of litigation or other defense.

(ii) licensee SHALL HAVE SOLE CONTROL OVER THE BCM CLAIMS AND BCM AGREES TO COOPERATE WITH LICENSEE. further agrees not to settle any Claim against an IndemniFIED Party without the IndemniFIED Party’s written consent, which consent shall not be unreasonably withheld. licensee further agrees to keep THE IndemniFIED Parties fully apprised of the BCM claims.

16.2 Insurance.

(i) LICENSEE shall for so long as LICENSEE manufactures, uses or sells any Licensed Product(s), maintain in full force and effect policies of (a) worker's compensation insurance within statutory limits, (b) employers' liability insurance with limits of not less than [***] dollars ($[***]) per occurrence, (c) general liability insurance (with Broad Form General Liability endorsement) with limits of not less than [***] dollars ($[***]) per occurrence with an annual aggregate of [***] dollars ($[***]) and (d) products liability insurance, with limits of not less than [***] dollars ($[***]) per occurrence with an annual aggregate of [***] dollars ($[***]).

(ii) Such coverage(s) shall be purchased from a carrier or carriers having an A. M. Best rating of at least A- (A minus) and BCM shall be an additional insured. LICENSEE shall provide to BCM copies of certificates of insurance demonstrating its additional insured status within [***] days after execution of this Agreement. Upon request by BCM, LICENSEE shall provide to BCM copies of said policies of insurance. It is the intention of the Parties hereto that LICENSEE shall, throughout the Term of this Agreement, continuously and without interruption, maintain in force the required insurance coverages set forth in this

Paragraph 16.2. Failure of LICENSEE to comply with this requirement shall constitute a default of LICENSEE allowing BCM, at its option, to immediately terminate this Agreement.

(iii) BCM reserves the right to request additional policies of insurance which are appropriate and reasonable in light of LICENSEE’s business operations and availability of coverage.

17. WARRANTIES

17.1 Each of BCM and LICENSEE represents and warrants to the other that it has full authority to execute the license and undertake the obligations therein.

17.2 Each of BCM and LICENSEE represents and warrants to the other that the execution, delivery and performance of this Agreement by such Party does not create a breach or default under any other agreement to which it is a party or by which it is bound.

17.3 BCM represents that BCM is not aware of any claims pending, asserted, or threatened challenging BCM’s ownership or control of the Patent Rights.

17.4 BCM represents and warrants that it has not and shall not, during the term of this Agreement, enter into any agreement or understanding with any third party or grant any license to any third party which would conflict with the rights or licenses granted to LICENSEE hereunder during the term of this Agreement.

17.5 Disclaimer of Warranty. EXCEPT AS EXPRESSLY PROVIDED HEREIN, BCM makes no warranties or representations, express or implied, including, but not limited to, warranties of fitness or merchantability, regarding OR WITH RESPECT TO the patent rights or Licensed Products and BCM makes no warranties or representations, express or implied, of the patentability of the patent rights or licensed PRODUCTS or of the enforceability of any patents issuing thereupon, if any, or that the patent rights OR LICENSED PRODUCTS ARE OR SHALL BE free from infringement of any patent or other rights OF THIRD PARTIES. Nothing in this Agreement shall be construed as conferring by implication, estoppel or otherwise any license or rights under any patents of BCM other than the Patent Rights, regardless of whether such patents are dominant or subordinate to the Patent Rights.

18. CONFIDENTIALITY

Unless otherwise provided for in this Agreement, the Parties agree that this Agreement and its terms are to be considered Confidential Information of each Party and shall be treated as such.

19. ADDITIONAL PROVISIONS

19.1 Use of Name. Each Party agrees that it shall not use in any way the name of the other or any logotypes or symbols associated with the other Party or the names of any of the other Party’s employees, officers, scientists or researchers without the prior written consent of that Party.

19.2 Marking of Licensed Products. To the extent commercially feasible and consistent with prevailing business practices, LICENSEE shall mark, and shall cause its Sublicensees to mark, all Licensed Products that are manufactured or sold under this Agreement with the number of each issued patent under the Patent Rights that applies to such Licensed Product.

19.3 BCM's Disclaimers. Neither BCM, nor any of its faculty members, scientists, researchers, employees, students, officers, trustees or agents assume any responsibility for the manufacture, product specifications, sale or use of the Patent Rights or Licensed Products which are manufactured by or sold by LICENSEE.

19.4 Independent Contractors. The Parties hereby acknowledge and agree that each is an independent contractor and that neither Party shall be considered to be the agent, representative, master or servant of the other Party for any purpose whatsoever, and that neither Party has any authority to enter into a contract, to assume any obligation or to give warranties or representations on behalf of the other Party. Nothing in this relationship shall be construed to create a relationship of joint venture, partnership, fiduciary or other similar relationship between the Parties.

19.5 Non-Waiver. The parties covenant and agree that if a Party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if a Party, having the right to declare this Agreement terminated, shall fail to do so, any such failure or neglect by such Party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof. None of the terms, covenants and conditions of this Agreement may be waived by a Party except by its written consent.

19.6 Reformation. The Parties hereby agree that neither Party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries, and that if any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of the Parties hereto, in a final, unappealable order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the Parties hereto. In lieu of such inoperative words, sentences, paragraphs or clauses, or combination of clauses, there will be added automatically as part of this Agreement, a valid, enforceable and operative provision as close to the original language as may be possible which preserves the economic benefits to the Parties.

19.7 Force Majeure. No liability hereunder shall result to a Party by reason of delay in performance caused by force majeure, that is circumstances beyond the reasonable control of the Party, including, without limitation, acts of God, fire, flood, war, terrorism, civil unrest, labor unrest, or shortage of or inability to obtain material or equipment.

19.8 Section and Paragraph Headings. The section and paragraph headings used in this Agreement are intended for purposes of reference and convenience only, and shall not factor into any interpretation of the Agreement.

19.9 Entire Agreement. The terms and conditions herein constitute the entire agreement between the Parties and shall supersede all previous agreements, whether electronic, oral or written, between the Parties hereto with respect to the subject matter hereof. No agreement of understanding bearing on this

Agreement shall be binding upon either Party hereto unless it shall be in writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement. Electronic communication between the Parties shall not constitute an agreement of understanding, unless it is subsequently reduced to writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below, but effective as of the Agreement Date.

	LICENSEE		BAYLOR COLLEGE OF MEDICINE

Name:	/s/ J. Scott Wolchko	Name:	/s/ Michael B. Dilling
Michael Dilling, Ph.D., CLP

Title:	President and CEO	Title:	Executive Director
Baylor License Group

Date:	May 20, 2020	Date:	May 18, 2020

01.24.2020 LICENSEE BLG #[***]

Appendix A

Patent Rights

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Appendix B

Royalty Report

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Appendix C

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